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                              EXHIBIT 5













































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                         ROSE LAW FIRM,
                   a Professional Association
                     120 East Fourth Street
                  Little Rock, Arkansas  72201




                        January 30, 1995



Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas  72764

     Re:   Tyson Foods, Inc. Form S-8 Registration Statement for stock offered pursuant to the Tyson Foods, Inc. Amended and Restated Nonstatutory Stock Option Plan

Gentlemen:

      We have acted as counsel for Tyson Foods, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 4,000,000 shares of the Company's Class A Common Stock, $.10 par value, to be issued pursuant to the referenced Plan.

      It is our opinion that the Common Stock has been duly and validly authorized by the Company and, when issued, and when the certificates representing shares are duly executed and delivered to holders, will be validly and legally issued, fully paid and non-assessable shares of the Company's Common Stock.

      We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.

                                        Very truly yours,

                                        ROSE LAW FIRM,
                                        a Professional Association


                                        By:  Les R. Baledge












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